Exhibit 10.17

IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Contract No.:DX0100202101190006

Framework Contract for Marketing and Information Technology Services

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Party B : Shenzhen Donson Information Technology Co., Ltd.

Signing date : January 14, 2021

Framework Contract for Marketing and Information Technology Services

This “Framework Contract for Marketing and Information Technology Service” (hereinafter referred to as the “Contract”) was signed by the following parties on January 14, 2021 (hereinafter referred to as the “Signing Date”):

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Address: Room 1410, Block B, 14th Floor, Huizhongli #103, Chaoyang District, Beijing

Legal representative: Xu Lei

Party B : Shenzhen Donson Information Technology Co., Ltd.

Address : Floor 20, Block B, Building 12, Shenzhen Bay Science and Technology Ecological Park, No. 18, Community Keji South Road, High-tech Zone, Yuehai Street Office, Nanshan District, Shenzhen

Legal representative : Liu Yang

Whereas :

Party A agrees to entrust Party B to use the media platform legally authorized by Party B or the platform independently developed by Party B, “Marketing Desk” product, to promote the products, services, images, brands, etc. of Party A or its agent clients, and Party B is willing to accept Party A’s entrustment. After full consultation, Party A and Party B, in accordance with the principles of equality, mutual benefit, good faith, and in accordance with the relevant laws and regulations of our country, sign this contract as follows, so as to jointly implement it.

Article 1, Definitions

1. Advertising promotion service: Provide advertisers with advertising account management, optimization strategy formulation, advertising plan construction, advertising creativity and material production, advertising delivery, data analysis, effect optimization and strategy adjustment.

2. Promotion fee: the fee paid by Party A to Party B based on the advertising operation optimization service provided by Party B.

3. Marketing Desk Professional Edition Service: Based on Marketing Desk provides advertisers with services such as marketing insight, creative insight, data attribution, marketing index, and one-stop cross-platform promotion management.

4. Marketing Desk professional Edition Service fee: Based on the Marketing Desk Professional Edition, the fees paid to Party B by Party A.

Article 2, Service Content

Party B can provide Party A with advertising promotion services and Marketing Desk Professional Edition services, etc. The specific service content is subject to the supplementary agreement signed by both parties.

Article 3, Validity Period of the Contract

The validity period of this contract is from January, 14, 2021 to December 31, 2021. If Party A fails to issue a written notice of contract termination within 30 days before the expiration of the contract, the contract shall be deemed to be automatically renewed for one year. After the automatic renewal of the contract expires, the contract will be terminated. If there is a need for cooperation between the two parties, the contract can be re-signed.

Article 4, Representations and Warranties

Party A and Party B mutually declare, represent and warrant to each other as follows:

1. It is a legally established and validly existing company;

2. It has the legal qualification to engage in the transaction under this contract, and the transaction complies with the provisions of its business scope;

3. It has the full authority to conclude this contract and perform its obligations under this contract without any third-party approval or filing in any third party, and its authorized representative has sufficient authorization to sign this contract on its behalf;

4. When both parties perform their obligations under this contract, their actions will not violate any restrictions on applicable laws that are binding on them, nor will they violate the legal rights of any third party outside this contract;

5. It is not the subject of liquidation, dissolution or bankruptcy proceedings.

Article 5, Party A’s Rights and Obligations

1. Party A has the right to supervise and guide the services provided by Party B.

2. Party A shall provide true, legal and legitimate account opening materials (subject to the industry access qualifications provided by the media), advertisement delivery materials (including but not limited to creative materials, advertisement samples, and website links contained therein), and guarantee that the aforementioned materials do not infringe any third party’s portrait rights, reputation rights, honor rights, name rights, intellectual property rights and all other legitimate rights and interests.

3. Party A shall not use the services provided by Party B to engage in illegal and criminal activities such as endangering national security and leaking state secrets, and shall not use the services provided by Party B to produce, consult, copy and disseminate information that violates the constitution and laws, hinders public security, undermines national unity, undermines national unity, disrupts national solidarity, and contains sexual or violent information, etc.

4. Party A shall ensure that the account it entrusts Party B to operate has sufficient balance and has not been cancelled, so as to ensure that Party B has the basic conditions to provide it with operational services.

5. Party A shall pay the promotion fee and/or Marketing Desk Professional Edition service fee in a timely manner and with full amount according to the contract.

6. Party A has the right to use the Marketing Desk platform’s account user name and password provided by Party B.

7. Party A shall not modify the landing page without authorization after passing the review of the media platform, and shall not add content that violates laws and regulations, policy norms, public order and good customs, or other content that does not meet the requirements of the media party. When the following situations occur, it can be determined that the landing page has been tampered with (including but not limited to the following situations):

(1) After passing the review, modify the promotion content on the landing page by yourself, add illegal products/services, competing products from the media, modify product/service prices by yourself, and conduct low-price sales, etc.

(2) Other acts of tampering with the landing page that violate the regulations of the media party.

8. If Party A acts as a service provider, Party A shall:

(1) Responsible for supervising the account opening and promotion of its sub-clients or any third party similar to sub-clients on the social platform of the media party.

(2) If any third party violates the advertising law, the social platform delivery norms of media parties, etc., Party A shall promptly correct or stop.

(3) If Party A authorizes other third parties to carry out relevant social advertising business without the authorization of the media party, and if the third party violates the law, Party A, as a service provider, shall bear joint and several liabilities.

Article 6, Party B’s Rights and Obligations

1. Party B shall provide Party A with advertising promotion services and Marketing Desk Professional Edition services as agreed by both parties.

2. Party B has the right to review the content, form and relevant certification documents of the information in accordance with the relevant laws and regulations of our country. If Party A’s information does not comply with the laws and regulations, Party B has the right to request correction or refuse to release the mobile information. Party B has the right to require Party A to provide relevant certification documents, including but not limited to: production or business qualification certification documents issued by relevant government departments; trademark registration certificates obtained in China and other certification documents stipulated by laws and regulations. Party B’s review does not mean that Party B assumes any responsibility for the content of Party A’s advertisement.

3. Party B has the right to propose amendments to the materials and texts entrusted by Party A to release and operate them, and Party B has the right to refuse to provide Party A with operating materials and texts that are not legal or compliant.

4. Party B independently selects the specific media platform for the promotion service, and charges Party A the promotion fee and/or the Marketing Desk Professional Edition service fee according to the relevant provisions of this contract.

5. Upon the request of Party A, Party B shall guide the relevant staff of Party A to use the Marketing Desk platform and its specific functions.

Article 7, Settlement and Payment

1. Party A shall, in accordance with the agreement of both parties, pay the promotion fee and/or Marketing Desk Professional Edition service fee, the specific fee is subject to the agreement reached by the two parties in a separate supplementary agreement.

Account number: [*]

Account name: Shenzhen Donson Information Technology Co., Ltd.

Account Bank: [*]

2. Party A agrees to choose the first method below for settlement and payment, and the specific charging standards are shown in the attachment:

(1) Party A prepayment mode: Taxes are included in the payment by Party A.

(2) Party A post-payment mode: Both parties agree to settle the bill once a month. Party B shall send Party A the settlement statement of the previous month before the 5th day of the next month. Party A shall give feedback and confirmation within 3 days from the date of receipt of the settlement statement. If Party A has any objection to the settlement data, the monthly consumption amount of the account shall be determined based on the official data of the media platform. Party A shall pay the account payable recorded on the settlement statement to Party B’s account within 5 days after confirming the settlement statement. Taxes are included in the fees paid by Party A.

Party B shall issue to Party A a legal and valid value-added tax invoice of the same amount according to the actual amount paid by Party A to Party B. The content of the invoice is: information service fee.

3. Party A’s billing information is as follows:

Invoice header: Beijing Haoxi Digital Technology Co., Ltd.

Taxpayer Identification Number: [*]

Account bank: [*]

Account number: [*]

Address: Room 1410, Block B, 14th Floor, Huizhongli #103, Chaoyang District, Beijing

Tel: [*]

If the subject of payment of Party A is inconsistent with the subject of this contract, Party B shall issue an invoice according to the billing information of the subject of this contract after issuing an entrusted payment letter to Party B.

Article 8, Intellectual Property and Confidentiality Clause

1. Party A and Party B shall fully respect and protect the intellectual property rights of the other party involved in this cooperation content, and ensure that each party fully respects and protects the intellectual property rights of the third party involved when performing the content of this contract. The relevant content and products provided by each of them for this cooperation do not have defects in intellectual property rights, otherwise Party A and Party B shall bear the responsibility for the consequences of their actions.

2. During the process of cooperation between the two parties, if there is an infringement dispute with a third party due to the content of the cooperation, including but not limited to portrait rights, reputation rights, honor rights, name rights, and intellectual property rights, both parties are obliged to notify each other in a timely manner. The party that commits the infringement shall pay its own expenses and be responsible for coordinating with the third party to deal with relevant disputes in a timely manner, and shall promptly notify the counterparty of the contract in written form of the handling.

3. Party B reserves the exclusive ownership and intellectual property rights of the following matters:

(1) The copyright and other intellectual property rights of Party B’s existing trademarks, logos, designs before signing this contract.

(2) Party B’s proprietary technology, research technology, and methods of ownership, including but not limited to, in the process of performing the services stipulated in this contract, the design or research and development method steps, products, and outlines used by Party B, question sets /questions, questionnaires, research tools, formulas, algorithms, academic presentations, models, data databases, computer programs and software, including but not limited to their derivatives, changes, and additions.

4. During the period of cooperation between the two parties, for the purpose of performing this contract, Party B may reasonably use the corresponding intellectual property rights of Party A, including but not limited to trademarks, logos, logos, product or service names, etc., without the written authorization of Party A, Party B shall not use Party A’s intellectual property rights for purposes other than the purpose of the contract.

5. If Party B publicly disseminates Party A’s promotional activities in the form of case presentations or case articles, Party A’s permission is required when Party A’s brand name is involved. If Party A is unwilling to disclose the real situation, the company name in Party B’s article must be replaced by others.

6. Both parties shall be obliged to keep confidential each other’s confidential information they come into contact with during the business process. Confidential information refers to non-public information, information, data, materials held by one party to the agreement related to its business, operation, technology and rights, including but not limited to price information, rebate policy, customer list, financial data, etc.). Except as otherwise provided in this contract, without the prior written consent of the disclosing party, the receiving party shall not use or disclose to any third party any confidential information of the disclosing party for its own business purposes or other purposes. Both parties shall ensure that their employees fulfill the above obligations.

7. The above-mentioned content about intellectual property rights and confidentiality responsibility shall not be invalidated by the invalidity, early termination or rescission of this contract.

Article 9, Liability for Breach of Contract

1. Party A shall pay in accordance with the contract. If the payment is overdue, it shall pay Party B liquidated damages at 5/10,000 of the overdue amount on a daily basis until all the above-mentioned amounts are settled.

2. Party A shall use the account carefully in accordance with the operating procedures. If the account is closed due to Party A’s illegal use of the account, Party A and the advertiser shall bear the adverse consequences by themselves. In the event of violations by sub-clients as described in the above-mentioned Article 5, Clause 8, if Party B is punished by the media platform, Party A shall compensate Party B for actual losses in accordance with the punishment rules of the media platform. If there is a balance in Party A’s savings account, Party B has the right to directly deduct the corresponding loss from the account balance. If the amount in the account is insufficient to make up for the losses, Party B has the right to require Party A to compensate Party B for all losses.

3. If Party A fails to provide authentic, legal, and valid qualifications in accordance with the access qualification requirements required by the media, resulting in Party B being punished by the media, Party A shall compensate Party B for all losses in accordance with the media punishment rules. If there is a balance in Party A’s savings account, Party B has the right to directly deduct the corresponding loss from the account balance. If the amount in the account is insufficient to make up for the losses, Party B has the right to require Party A to compensate Party B for all losses.

4. Party A shall use the account carefully in accordance with the operating procedures. If the account is closed due to Party A’s illegal use of the account, Party A and the advertiser shall bear the adverse consequences by themselves. If Party B is punished by the media party for this reason, Party A shall double compensate Party B for the losses caused by it according to the punishment rules of the media party.

5. If Party A fails to recharge in time, resulting in the advertiser’s account being unusable due to insufficient balance, Party A shall bear the adverse consequences on its own.

6. If Party A violates any representations and guarantee clauses, intellectual property rights and confidentiality clauses under this contract, or fails to perform any of its obligations and responsibilities under this contract, Party A shall compensate Party B for the losses caused thereby. In addition, if the media platform takes punitive measures against Party B due to this, Party A shall double the compensation for the losses caused to Party B.

7. In addition to compensating the losses and liquidated damages of the observant party, the breaching party shall also bear the reasonable expenses incurred by the observant party to protect its rights according to law, including but not limited to litigation/ arbitration fees, travel expenses, attorney fees, transportation expenses, appraisal fees, notary fees, judicial preservation guarantee fees, etc.

Article 10, Dispute Resolution and Applicable Laws

1. This contract is governed by the laws of the People’s Republic of China.

2. All disputes arising from or related to this contract should be settled through friendly negotiation first. If the negotiation fails, either party has the right to submit the dispute to the competent people’s court where Party B is located for settlement through litigation.

Article 11, Notification and Service

1. The notices, letters, data messages, etc. sent by any party under this contract to the other party shall be sent to the address, contact person and communication terminal agreed in the following contract. If a party changes its name, address, contact person or communication terminal, it shall promptly notify the other party in writing within 3 days after the change. The service before the other party actually receives the change notice is still valid, and the electronic service has the same legal effect as the written service.

Party A’s contact person: Zhong Jia. Contact number: [*]. E-mail: [*]

Party B’s contact person: Jiang Jing. Contact number: [*]. E-mail: [*]

2. Letters sent by either party to the other party shall be deemed delivered on the third day after delivery by courier. The text messages/faxes/WeChat/emails sent are deemed to have entered the receiving system of the other party’s data message since the contents of the aforementioned electronic documents have been filled in the address correctly by the sender and have not been returned by the system. If the delivery date falls on a non-working day, it will be deemed delivered on the next working day.

3. The address, contact person and electronic communication terminal stipulated in the first paragraph of this article are also the service address of the legal documents of the people’s court and/or arbitration institution during the work contact, legal documents and dispute resolution between the two parties. If the litigation documents (including judgment documents) of the people’s court and/or arbitration institution are delivered to the industrial and commercial registration public address of any party to any contract, it shall be deemed to be effectively delivered. The communication service of the parties to the electronic communication terminal is applicable to the service of dispute resolution.

Article 12, Supplementary Provisions

1. During the execution of the contract, unless otherwise stipulated in this contract, if one party needs to change or terminate this contract in advance, it shall notify the other party in writing one month in advance after the financial settlement is completed, and compensate the other party for the losses caused thereby.

2. Both parties confirm that the notice and service clauses and dispute resolution clauses of this contract are independent clauses, which will not be affected by the effectiveness of the contract as a whole or other clauses.

3. Matters not covered in this contract shall be negotiated by both parties to reach a supplementary agreement. Where there is any inconsistency between the supplementary agreement and this contract, the supplementary agreement shall prevail.

4. The attachments and supplementary agreements of this contract, as well as the execution order and schedule confirmed by e-mail, are part of this contract and have the same legal effect as this contract.

5. This contract will come into effect on the effective date agreed in the first part of the contract after being signed by the legal representatives or authorized representatives of both parties and affixed with the official seal or the special seal for the contract. This contract is made in two (2) copies, and each party holds one (1) copy, which has the same legal effect. After this contract takes effect, it will replace all previous discussions, negotiations and agreements between the two parties.

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Party A (seal): Beijing Haoxi Digital Technology Co., Ltd.

Address: Room 1410, Block B, 14th Floor, Huizhongli #103, Chaoyang District, Beijing

Postal code:

Contact: Zhong Jia

Tel: [*]

Legal representative / authorized representative: Xu Lei

(affixed with corporate seal)

Party B (seal): Shenzhen Donson Information Technology Co., Ltd.

Address: Floor 20, Block B, Building 12, Shenzhen Bay Science and Technology Ecological Park, No. 18, Keji South Road, Community High-tech Zone, Yuehai Street, Nanshan District, Shenzhen

Zip code: 518000

Contact: Jiang Jing

Tel : [*]

Legal representative / authorized representative: Jiang Jing

(affixed with corporate seal)

Attachment: Payment Notice

Payment Notice

This payment notice is an effective supplement to the “Marketing and Information Technology Service Framework Contract” and its appendices (contract number: DX0100202101190006 combined into the “main contract”) signed by both parties on January 14, 2021. The billing cycle of this notice is: March 25, 2021 – March 25, 2021. If there is a conflict between the service content and amount in this notice and the original agreement, the agreement in this notice shall prevail, and other terms shall still be implemented in accordance with the agreement in the main contract.

After considering reasonable and applicable factors, the two parties confirm that the relevant service content and amount of the main contract in this period are as follows (the payment details provided by Party B can also be used as the basis for both parties to confirm):

Purpose of Expense (Project Name)	Charge Details	Subtotal Cost
Information service fee		RMB411,209.64

Total		RMB411,209.64

Party A shall pay the above fees to Party B within 7 working days from the date of signing this notice, and Party B will issue a legal and valid invoice within 30 days from the date of signing this notice and the date of payment to the bank designated by Party B.

The following bank account designated by Party B:

Account name: Shenzhen Donson Information Technology Co., Ltd.

Account bank: [*]

Account number: [*]

Party A confirms and signs:

Company Name: Beijing Haoxi Digital Technology Co., Ltd.

Representative (print):

Representative’s signature:

Department and Position:

Date

(affixed with corporate seal)

Party B confirms and signs:

Company Name: Shenzhen Donson Information Technology Co., Ltd.

Representative (print):

Representative’s signature:

Department and Position:

Date:

(affixed with corporate seal)